					EXHIBIT 99.2

DHI GROUP, INC.
SUPPLEMENTAL DATA - BIOSPACE DETAIL
(Unaudited)
(in thousands)

	Q1 2018	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Revenues	$213	$669	$950	$746	$1,227	$3,592
Operating Expenses
Cost of Revenues	59	148	204	177	256	785
Product Development	104	247	252	187	157	843
Sales & Marketing	123	588	617	492	527	2,224
General & Administrative	48	136	149	160	191	636
Depreciation	7	—	—	1	7	8
Amortization	4	77	77	76	33	263
Disposition related and other costs	(12)	—	68	37	46	151
Total Operating Expenses	333	1,196	1,367	1,130	1,217	4,910
Operating Income	$(120)	$(527)	$(417)	$(384)	$10	$(1,318)

Deferred Revenue at period end	—	1,360	1,272	1,515	1,057	1,057

	Note: BioSpace business transferred to BioSpace management on January 31, 2018.

DHI GROUP, INC.
SUPPLEMENTAL DATA - RIGLOGIX DETAIL
(Unaudited)
(in thousands)

	Q1 2018	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Revenues	$272	$504	$464	$454	$495	$1,917
Operating Expenses
Cost of Revenues	64	94	94	84	118	390
Sales	71	111	94	100	117	422
Total Operating Expenses	135	205	188	184	235	812
Operating Income	$137	$299	$276	$270	$260	$1,105

Deferred Revenue at period end	—	1,018	1,006	1,037	1,194	1,194

	Note: RigLogix portion of the Rigzone business sold on February 20, 2018.